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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

    CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2001

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

    This Form 8-K/A amends Item 5, Item 7, Exhibit 23.1 and Exhibit 99.2 of the current report on Form 8-K filed October 9, 2001, to reclassify $20 million from "cash flows from operating activities" to "cash flows from financing activities" for the year ended December 31, 2000. This reclassification is being made to correct an inadvertent error caused when The Timber Company separated their capital leases from their attributed debt on the balance sheet. The effect of this change was inadvertently included in "cash flows from operating activities" when it should have been included in "cash flows from financing activities."

    In addition, unlike The Timber Company's prior reporting, Plum Creek will not reduce cost of goods sold by gains from land sales. This change in presentation was made in The Timber Company's financial statements for the quarter ended June 30, 2001 and was continued by Plum Creek in its Form 10-Q for the quarter ended September 30, 2001.

    Neither the reclassification nor this change in presentation affects our historical operating income, net income, earnings per share or balance sheet.

Item 5.  Other Events.

    "Item 5.  Other Events—Management's Discussion and Analysis—The Timber Company—Liquidity and Capital Resources" is hereby amended and restated in its entirety as follows:

MANAGEMENT'S DISCUSSION AND ANALYSIS
THE TIMBER COMPANY

LIQUIDITY AND CAPITAL RESOURCES

    Operating Activities.  The Timber Company generated cash from operations of $50 million for the six months ended June 30, 2001, compared with $98 million for the same period in 2000. The higher amount of cash generated from operations for the first six months of 2000 was due to higher timber prices and a refund of taxes escrowed on the sale of certain timberlands sold in 1999.

    The Timber Company generated cash from operations of $152 million during 2000 compared with $159 million in 1999.

    Investing Activities.  Timber and timberland investment was $22 million for the six months ended June 30, 2001 compared with $37 million for the same period in 2000.

    Proceeds from the sales of miscellaneous timberlands were $28 million and $6 million during the first six months of 2001 and 2000, respectively. In addition, The Timber Company paid approximately $6 million in selling costs in 2000 related to the sale of the California timberlands.

    Timber and timberland investment was $59 million in 2000 compared to $78 million in 1999. Proceeds from the sales of miscellaneous timberlands were $364 million in 2000 compared to $124 million in 1999.

    Excluding tax-free exchange transactions, The Timber Company received $124 million in proceeds from the sale of assets in 1999, including $92 million from the sale of approximately 390,000 acres of timberlands in New Brunswick, Canada, and approximately 440,000 acres of timberlands in Maine. In December 1999, The Timber Company sold approximately 194,000 acres of its redwood and Douglas-fir timberlands in Northern California for approximately $397 million. In conjunction with the sale, Georgia-Pacific received notes from the purchaser for the purchase price. These notes are fully secured by a standby letter of credit with an unaffiliated third-party financial institution. In November 2000, Georgia-Pacific monetized these notes through the issuance of notes payable. In November 2000, The Timber Company recorded net proceeds of $342 million from this monetization and used these proceeds to reduce debt. The estimated annual operating profits and capital expenditures for 1999 related to these timberlands were $30 million and $1 million, respectively. Capital spending is expected to be $45 million in 2001, primarily for reforestation.

    Financing Activities.  Georgia-Pacific's total debt decreased by $847 million to $15 billion at June 30, 2001, from $15.847 billion at December 30, 2000. At June 30, 2001 and December 30, 2000, $606 million and $640 million, respectively, of such debt was allocated to The Timber Company.

    Georgia-Pacific's total debt increased by $8.8 billion to $15.8 billion at December 30, 2000 from $7.02 billion at January 1, 2000. At December 30, 2000 and January 1, 2000, $640 million and $970 million, respectively, of such debt was allocated to The Timber Company. The debt of The Timber Company bears interest at a rate equal to the weighted average interest rate of Georgia-Pacific's total debt, calculated on a quarterly basis. At December 30, 2000, the weighted average interest rate on Georgia-Pacific's total debt, excluding senior deferrable notes, was 7.6% including outstanding interest rate exchange agreements. The Timber Company's debt increases or decreases by the amount of any cash provided by or used for its operating activities, investing activities, and other nondebt-related financing activities. See Note 1 of the Notes to Combined Financial Statements for further discussion of financial activities.

    In conjunction with the sale of 194,000 acres of The Timber Company's California timberlands in December 1999, The Timber Company received notes from the purchaser with an estimated fair value of $350 million. In November 2000, Georgia-Pacific monetized these notes through the issuance of notes payable in a private placement. The proceeds from the monetization were used to reduce The Timber Company's debt. Georgia-Pacific will use proceeds from the notes receivable to fund payments required for the notes payable. Georgia-Pacific also entered into a $47 million rate collar swap transaction to mitigate the risks associated with the interest rate differences between the notes receivable and notes payable. As of March 31, 2001, the fair value of the rate collar swap was $1 million. The rate collar swap is expected to mature in 2005 with an interest rate cap of 7.5% and an interest rate floor of 5.5%.

    In conjunction with the sale of 440,000 acres of The Timber Company's Maine timberlands in June 1999, Georgia-Pacific received notes from the purchaser in the amount of $51 million. In November 1999, Georgia-Pacific monetized these notes through the issuance of notes payable in a private placement. These proceeds were used to reduce The Timber Company's debt. Georgia-Pacific will use proceeds from the notes receivable to fund payments required for the notes payable.

    The Timber Company did not utilize derivatives for speculative purposes. Derivatives are transaction-specific so that a specific debt instrument, contract or invoice determines the amount, maturity and other specifics of the hedge. Counterparty risk is limited to institutions with long-term debt ratings of A or better.

    For the first six months of 2001 and 2000, The Timber Company returned cash to Georgia Pacific of $21 million and $117 million, respectively. In 2001, The Timber Company expects its cash flow from operations, together with proceeds from any asset sales and available financing sources, to be sufficient to fund planned capital investments, pay dividends and make scheduled debt payments.

    During 2000 and 1999, The Timber Company returned cash to Georgia-Pacific of $144 million and $190 million, respectively.

    For a discussion of commitments and contingencies, see Note 9 of the Notes to Combined Financial Statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)  Exhibits.

    23.1
    Consent of Arthur Andersen LLP.

    99.2
    Audited financial statements of The Timber Company for the fiscal years ended December 30, 2000, January 1, 2000 and December 31, 1998.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

	By:	/s/ JAMES A. KRAFT

Name: James A. Kraft
Title: Vice President, General Counsel and Secretary

DATED: November 15, 2001

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index to Form 8-K/A

Exhibit No.
23.1	Consent of Arthur Andersen LLP.
99.2	Audited financial statements of The Timber Company for the fiscal years ended December 30, 2000, January 1, 2000 and December 31, 1998.

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FORM 8-K/A
MANAGEMENT'S DISCUSSION AND ANALYSIS THE TIMBER COMPANY
SIGNATURES
PLUM CREEK TIMBER COMPANY, INC. Exhibit Index to Form 8-K/A